[Logo Omitted] Countrywide(R)                         Preliminary Term Sheet for
-----------------------------           CWHEQ Revolving Home Equity Loan Trust,
SECURITIES CORPORATION                  Series 2006-G
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------



                              ABS New Transaction


                            Preliminary Term Sheet
                            ----------------------

                                $1,000,000,000
                                 (Approximate)

                                  CWHEQ, Inc.
                                   Depositor


                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 Series 2006-G
                                Issuing Entity


                    Revolving Home Equity Loan Asset Backed
                             Notes, Series 2006-G


                         [LOGO OMITTED]Countrywide(SM)
                                  HOME LOANS
                          Sponsor and Master Servicer

[Logo Omitted] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------           CWHEQ Revolving Home Equity Loan Trust,
SECURITIES CORPORATION                  Series 2006-G
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuer of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.









THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).

[Logo Omitted] Countrywide(R)                        Preliminary Term Sheet for
-----------------------------           CWHEQ Revolving Home Equity Loan Trust,
SECURITIES CORPORATION                  Series 2006-G
  A Countrywide Capital Markets Company
-------------------------------------------------------------------------------


                                              Prepared: August 29, 2006


                         $1,000,000,000 (Approximate)

                Revolving Home Equity Loan Trust, Series 2006-G

         REVOLVING HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 2006-G



===================================================================================================================================
                                                                                                                        Expected
    Class          Approximate        Note Rate      WAL (Years)    Payment Window (Months)        Last Scheduled        Rating
                   Amount (1)                       Call/Mat (2)         Call/Mat (2)               Payment Date      (S&P/Moody's)

-----------------------------------------------------------------------------------------------------------------------------------
     1-A           $76,000,000         LIBOR +       2.21 / 2.38       1 - 66 / 1 - 136            October 2036           AAA / Aaa
                                     0.15(3) (4)
-----------------------------------------------------------------------------------------------------------------------------------
     2-A          $924,000,000      LIBOR + 0.15     2.22 / 2.38       1 - 66 / 1 - 135            October 2036           AAA / Aaa
                                       (3) (5)
-----------------------------------------------------------------------------------------------------------------------------------

    Total        $1,000,000,000
===================================================================================================================================


(1) Subject to a permitted variance of +/- 5%.
(2) Based on a collateral prepayment assumption of 40.00% CPR and a 10.00% draw rate, and a settlement date of August 30, 2006.
(3) The coupon for the initial interest accrual period will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR benchmarks).
(4) Subject to the lesser of (a) a fixed cap of 16.00% and (b) the Net WAC related to Loan Group 1.
(5) Subject to the Net WAC related to Loan Group 2.








THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------

Transaction Participants
------------------------

Underwriter:                   Countrywide Securities Corporation.

Originator:                    Countrywide Home Loans, Inc. ("Countrywide").

Sponsor and Master Servicer:   Countrywide.

Depositor:                     CWHEQ, Inc. (a limited purpose finance subsidiary of Countrywide Financial Corporation).

Custodian:                     Countrywide  Bank,  N.A., a division of Countrywide  Bank,  N.A. (an affiliate of the Sponsor and
                               Master Servicer).

Note Insurer:                  MBIA Insurance Corporation.

Indenture Trustee:             JPMorgan Chase Bank, National Association.

Owner Trustee:                 Wilmington Trust Company.


Relevant Dates
--------------

Expected Closing Date:         August 30, 2006.

Expected Settlement Date:      August 30,2006.

Cut-off Date:                  August 23, 2006.

Interest Period:               Except with respect to the first Payment Date, the interest accrual period with respect to the
                               Notes for a given Payment Date will be the period beginning with the previous Payment
                               Date and ending on the day prior to such Payment Date. For the first Payment Date, the
                               Notes will accrue interest from the Closing Date through October 15, 2006.

Payment Date:                  The fifteenth (15th) day of each month (or, if not a business day, the next succeeding business day), commencing October 16, 2006.

Collection Period:             With respect to any Payment Date, the calendar month preceding the Payment Date or, in the case of the first Collection Period, the period beginning on the Cut-off Date and ending on the last day of September 2006.

The Mortgage Loans
------------------

Description of
Mortgage Loans:                The Trust will consist of two groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements (the
                               "Group 1 Mortgage Loans", "Group 2 Mortgage Loans", and each, a "Loan Group"). The Group
                               1 and Group 2 Mortgage Loans will be secured by second deeds of trust or mortgages on primarily one-to-four family residential properties and will bear interest at rates that adjust based on the prime rate. The actual pool of Mortgage Loans delivered to the Trust on the Closing Date is expected to have a Cut-off Date Balance of at least $1,000,000,000
                               (subject to a variance of +/- 5%). The Group 1 Mortgage Loans are expected to have credit limits that conform to Freddie Mac and Fannie Mae guidelines. The Group 2 Mortgage Loans will have credit limits that may or may not conform to Freddie Mac and Fannie Mae guidelines. The information presented in this Preliminary Term Sheet for the Mortgage
                               Loans, particularly in the collateral tables, which




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).



[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------


                               follow, reflects a statistical pool of Mortgage Loans as of August 7, 2006. The characteristics of the pool of Mortgage Loans actually delivered to the Trust on the
                               Closing Date will not vary materially from the information presented herein.

Prefunding:                    If the Cut-off Date Balance of the Mortgage Loans transferred to the Trust on the Closing Date with respect to a Loan Group is less than the initial aggregate note principal balance of the related class of Class A Notes, the Sponsor will deposit funds equal to the difference in one of the two pre-funding accounts, each with respect to a Loan Group
                               (each, an "additional loan account" related to that Loan Group), which funds are expected to be used during the period starting on the Closing Date and ending on the last day of
                               September 2006 (the "Prefunding Period"), to acquire additional mortgage loans for the related Loan Group. Any amounts remaining in a pre-funding account at the end of the
                               Prefunding Period, other than interest accrued thereon, will be paid as principal on the related class of Class A Notes on the Payment Date in October 2006.

HELOC Amortization:            The Mortgage Loans are adjustable rate, home equity lines of credit ("HELOCs") which may be drawn upon generally for a period (the "Draw Period") of five (5) years (which, in most cases, may be extendible for an additional five (5) years with Countrywide's approval).
                               HELOCs are generally subject to a fifteen (15) year repayment period following the end of the Draw Period during which the outstanding principal balance of the Mortgage Loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. A relatively small number of HELOCs are subject to a ten
                               (10) or twenty (20) year repayment period following the Draw Period during which the outstanding principal balance of the loan will be repaid in equal monthly installments.
                               Approximately 19.49% of the Group 1 Mortgage Loans and approximately 26.65% of the Group
                               2 Mortgage Loans in each case by aggregate principal balance of the mortgage loans in the related Loan Group as of the statistical calculation date will have underlying senior mortgages that are negative amortization loans.

HELOC Accretion:               If the sum of additional balances created from new draws on the Mortgage Loans in a Loan Group exceeds the principal collections from the Mortgage Loans in that Loan Group in a
                               Collection Period, then the difference (the "Net Draws") will be advanced by the Master
                               Servicer and thereafter be purchased by the issuing entity for that Loan Group with funds advanced by the holder of the R-1 Certificates. Net Draws may be also created during the
                               Rapid Amortization Period during which the use of principal collections on the Mortgage
                               Loans to fund additional balances created by new draws may be restricted. The holder of the R-1 Certificates will be entitled to the repayment of the amount of such Net Draws, together with its pro rata allocation of interest collections, from future collections on the Mortgage Loans, as described below. The Net Draws will not provide credit enhancement to the Notes.

Cut-off Date Balance:          The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

The Notes
---------

Description
of the Notes:                  The Class 1-A and Class 2-A Notes (together the "Class A Notes" or "Notes") will be issued by CWHEQ Revolving Home Equity Loan Trust, Series 2006-G (the "issuing entity"). As of the Closing Date, the aggregate note principal balance of the Class A
                               Notes will be $1,000,000,000 (subject to a permitted variance of +/- 5%).

Description
of the Certificates:           The Class C, Class R-1 and Class R-2 Certificates are not offered herein (together the
                               "Certificates").




THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).



[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------


Federal Tax Status:            It is anticipated that the Notes will represent REMIC regular interests for federal income tax purposes.

Registration:                  The Notes will be available in book-entry form through DTC, Clearstream, Luxembourg and the
                               Euroclear System.

Note Rate:                     Except as noted below, the Class A Notes will accrue interest during each Interest Period at a rate equal to the lesser of (a) the one-month LIBOR, plus the applicable margin, (b) the applicable Net WAC, adjusted to an effective rate reflecting the accrual of interest based on the actual number of days in the interest period and a year assumed to consist of 360 days and (c) in the case of the Class 1-A Notes, 16.00%. The Class 2-A Notes also may receive payments as described under "Derivative Contract" below. With respect to the initial Interest Period only, the LIBOR rate calculated in clause (a) above will be based on an interpolated mid-point LIBOR (using the 1-month and 2-month LIBOR as benchmarks).

Net WAC:                       The "Net WAC" of the Group 1 or Group 2 Mortgage Loans means the weighted average of the loan rates of the Group 1 and Group 2 Mortgage Loans (as applicable), adjusted to an effective rate reflecting the accrual of interest based on an actual/365 day basis, weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle for the Collection Period relating to the Payment Date, net of the
                               Expense Fee Rate.

Expense Fee Rate:              For any Payment Date, the "Expense Fee Rate" will be an amount equal to the sum of
                               (i) the servicing fee rate, (ii) the note insurer premium rate multiplied by a fraction, the numerator of which is the aggregate note principal balance on the business day prior to such Payment Date and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related collection period and (iii)
                               commencing with the Payment Date in October 2007, 0.50%.

Basis Risk Carryforward:       On any Payment Date the "Basis Risk Carryforward" for each class of Class A Notes will equal, the sum of (x) the excess of (a) the amount of interest that would have accrued on such class of Class A Notes during the related Interest Period without giving effect to the related Net WAC cap, over (b) the amount of interest that actually accrued on such class of Class A Notes during such period, and (y) any Basis Risk Carryforward remaining unpaid on that class from prior Payment Dates together with accrued interest thereon at the applicable Note Rate without giving effect to the related Net WAC cap. The Basis Risk
                               Carryforward will be paid to a class of Class A Notes to the extent funds are available from the Mortgage Loans in the related Loan Group as set forth in "Distributions of
                               Interest" below and, with respect to the Class 2-A Notes, from proceeds received under the Derivative Contract.

Group 1
Distributions of Interest:     Available Interest Collections (as described below) for the Group 1 Mortgage Loans are to be applied in the following order of priority:

                               1.   Note insurance policy premium to the Note Insurer;
                               2.   Accrued monthly interest on the Class 1-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward);
                               3.   To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such
                                    Notes for such Payment Date;
                               4.   To the Class 2-A Notes, accrued monthly interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis
                                    Risk Carryforward), that remains unpaid after taking into account the payments of
                                    Available Interest Collections from the Group 2 Mortgage Loans;
                               5.   Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 1 Mortgage Loans;


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).



[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------


                               6.   After the fourth Payment Date, first to pay down the Class 1-A Notes to create and maintain the required level of overcollateralization and second to pay down the
                                    Class 2-A Notes to maintain the required level of overcollateralization with respect to the Class 2-A Notes (after the application of Available Interest
                                    Collections for the Group 2 Mortgage Loans on that Payment Date);
                               7.   To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Available Interest Collections related to the Group 2 Mortgage Loans;

                               8.   Payment of any other amounts owed to the Note Insurer with respect of the Group 1
                                    Mortgage Loans;

                               9.   Payment to the Master Servicer of amounts to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 1-A Notes;

                               10.  Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 2 Mortgage
                                    Loans;

                               11.  Basis Risk Carryforward related to the Class 1-A Notes; and

                               12.  Any excess cash flow to the issuing entity for the payment to the Certificates under the trust agreement.

Group 2
Distributions of Interest:     Available Interest Collections (as described below) for the Group 2 Mortgage Loans are to be applied in the following order of priority:

                               1.   Note insurance policy premium to the Note Insurer;
                               2.   Accrued monthly interest on the Class 2-A Notes together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk Carryforward);
                               3.   To the Class 2-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date;
                               4.   To the Class 1-A Notes, accrued monthly interest at the related Note Rate together with any overdue accrued monthly interest from prior periods (exclusive of Basis Risk
                                    Carryforward), that remains unpaid after taking into account the payments of Available
                                    Interest Collections from the Group 1 Mortgage Loans;
                               5.   Reimbursement to the Note Insurer for prior draws on its insurance policy (with interest thereon) relating to the Group 2 Mortgage Loans;
                               6.   After the fourth Payment Date, first to pay down the Class 2-A Notes to create and maintain the required level of overcollateralization and second to pay down the Class 1-A
                                    Notes to maintain the required level of overcollateralization with respect to the Class
                                    1-A Notes (after the application of Available Interest Collections for the Group 1
                                    Mortgage Loans on that Payment Date);
                               7.   To the Class 1-A Notes in respect of Investor Loss Amounts allocable to such Notes for such Payment Date, to the extent not covered by Available Interest Collections related to the Group 1 Mortgage Loans;
                               8.   Payment of any other amounts owed to the Note Insurer with respect of the Group 2
                                    Mortgage Loans;
                               9.   Payment to the Master Servicer of amounts to which the Master Servicer is entitled pursuant to the sale and servicing agreement with respect to the Class 2-A Notes;
                               10.  Reimbursement to the Note Insurer for prior draws on its insurance policy and any other amount owed to the Note Insurer, in each case with respect to the Group 1 Mortgage
                                    Loans;
                               11.  Basis Risk Carryforward related to the Class 2-A Notes (after application of proceeds received under the Derivative Contract);
                               12.  Any excess cash flow to the issuing entity for the payment to the Certificates under the trust agreement.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).



[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------


Available Interest
Collections:                   For each Payment Date and a Loan Group is the sum of (i) the product of (a) the interest collections on the Mortgage Loans in that Loan Group during the related Collection Period
                               (excluding the related expenses at the applicable Expense Fee Rate), and (b) the applicable Investor Floating Allocation Percentage for the related class of Notes for the
                               Payment Date, and (ii) certain deposits on the first and second payment dates by the
                               Master Servicer pursuant to the sale and servicing agreement.

                               The "Investor Floating Allocation Percentage," for any Payment Date and a Loan Group will be the lesser of 100% and a fraction whose numerator is Mortgage Loan Balance of the
                               Mortgage Loans in that Loan Group for the previous Payment Date plus the amount of funds in the related additional loan account minus the outstanding related Net Draws and whose denominator is the Mortgage Loan Balance of the Mortgage Loans in that Loan Group for the previous Payment Date plus the amount of funds in the related additional loan account.

Distributions of Principal:    On each Payment Date, Investor Principal Collections for each Loan Group will be applied to the holders of the related class of Class A Notes until their respective note principal balances are reduced to zero. Principal collections that are not applied to the payment of the Class A Notes, will be paid to the issuing entity and distributed to the holders of the Certificates pursuant to the trust agreement, subject to the subordination described in "Limited Subordination of Transferor Interest" below.

Investor Principal
Collections:                   Investor Principal Collections for a Loan Group is the amount available to pay principal on the related class of Class A Notes on a Payment Date.

                               Generally, during the Managed Amortization Period, principal collections on the Mortgage
                               Loans in a Loan Group will be first applied to pay for additional balances created on these Mortgage Loans during the related Collection Period and, to the extent any amount of related Net Draws is outstanding, to pay such Net Draws to the holder of the Class R-1
                               Certificates. The remainder will be available to pay down the related class of Class A
                               Notes to the extent its overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount and then to the other class of Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to its related Required Transferor Subordinated Amount (after application of Investor Principal Collections for that other class of Class A Notes).

                               Generally, after the end of the Managed Amortization Period, principal collections on the
                               Mortgage Loans in a Loan Group may not be applied to pay for additional balances but may be applied to pay down outstanding related Net Draws on a pro rata basis with the outstanding note principal balance of the related class of Class A Notes.

                               After the end of the Managed Amortization Period, unless a Rapid Amortization Event
                               (i.e., certain events of default or other material non-compliance by the Sponsor under the terms of the related transaction documents) has occurred, principal collections on the Mortgage Loans in a Loan Group will be applied to the payment of the related class of
                               Class A Notes only to the extent its overcollateralization level is required to be maintained at or increased to the related Required Transferor Subordinated Amount and then to the other class of Class A Notes to the extent its overcollateralization level is required to be maintained at or increased to its related Required Transferor Subordinated
                               Amount (after application of Investor Principal Collections for that other class of Class
                               A Notes). If a Rapid Amortization Event has occurred, all principal collections for a
                               Loan Group will be applied to pay down the related class of Class A Notes and, after that class has been reduced to zero, to pay down the unrelated class of Class A Notes.



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).



[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------


                               The "Managed Amortization Period" is the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Payment
                               Date in September 2011.

Optional Termination:          The Class A Notes may be retired as a result of the Master Servicer purchasing all of the Mortgage Loans then included in the trust estate on any Payment Date on or after which the aggregate note principal balance of the Class A Notes is less than or equal to 10% of the initial aggregate principal balance of the Class A Notes.

Derivative Contract:           The Trust will include payments from one Derivative Contract for the benefit of the Class 2-A Notes
                               (the "Class 2-A Derivative Contract"). Payments to the Trust from the Class 2-A
                               Derivative Contract will be calculated based on the lesser of the notional amount of the
                               Class 2-A Derivative Contract and the Note Balance of the Class 2-A Notes. After the
                               Closing Date, the notional amount of the Class 2-A Derivative Contract will amortize pursuant to the related amortization schedule (as set forth below) that is generally estimated to decline in relation to the amortization of the Note Balance of the Class 2-A
                               Notes.

                               With respect to each Payment Date, payments received on the Class 2-A Derivative Contract will be paid to the holders of the Class 2-A Notes to cover Basis Risk Carryforward. Any amounts received on the Class 2-A Derivative Contract on a Payment Date that are not used to pay that amount, will be distributed to Countrywide and will not be available for payments of any shortfalls in monthly interest and Basis Risk Carryforward on any class of Notes on future Payment Dates.

Credit Enhancement:            The Trust will include the following mechanisms, each of which is intended to provide credit support for the Notes:

                               1.   Excess Interest Collections. The Available Interest Collections minus the sum of (a)
                                    the interest paid to the Notes and (b) the premium paid to the Note Insurer.

                               2.   Transferor Interest (Overcollateralization). The Transferor Interest for a Loan Group
                                    will be available to provide limited protection against Investor Loss Amounts (as defined below). The "Transferor Interest" for a Loan Group and a Payment Date, will equal (a) the
                                    Mortgage Loan Balance of that Loan Group at the last day of the related Collection Period
                                    (excluding related Net Draws) plus any amount in the related additional loan account minus (b) the note principal balance of the related class of Class A Notes (after giving effect to the payment of all amounts actually paid on that class of Notes on that Payment
                                    Date). After the Closing Date, each Transferor Interest will be required to increase to and thereafter be maintained at an amount equal to the related Required Transferor
                                    Subordinated Amount by applying excess interest collections to the payment of principal on the related class of Class A Notes.

                                    The "Required Transferor Subordinated Amount" generally means as to any Payment Date and each Loan Group with respect to any Payment Date occurring before the Stepdown
                                    Date, an amount equal to the sum of (i) 2.50% of the related Note Principal Balance as of the Closing Date and (ii) the excess of (x) the sum of (A) an amount equal to
                                    100% of the aggregate Asset Balances of the Mortgage Loans in the related Loan Group that are, as of the close of business of the last day of the related Collection
                                    Period, 180 or more days delinquent in payment of principal or interest and (B) an amount equal to 100% of the aggregate Asset Balances of the Mortgage Loans in the related Loan Group that are, as of the close of business of the last day of the related Collection Period, in foreclosure, REO property or in bankruptcy over (y)
                                    35% of the amount specified in clause (i) of this paragraph;


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).



[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------



                                    With respect to any Payment Date occurring on and after the Stepdown Date, the
                                    "Required Transferor Subordinated Amount will be an amount equal to the greatest of:
                                    (i) the amount resulting from the calculation made in the previous paragraph for the applicable Payment Date (based on the related Loan Group balance as of the last day of the related Collection Period instead of the related initial Note Principal
                                    Balance) multiplied by two, (ii) 0.50% of the related Loan Group Balance as of the
                                    Cut-off Date plus the amount in the related additional loan account as of the
                                    Closing Date, and (iii) the sum of Asset Balances of the three largest outstanding
                                    Mortgage Loans in the related Loan Group as of the close of business on the last day of the related Collection Period; provided, however, for any Payment Date occurring after the 30th Payment Date, to the extent a related a Rolling Three Month
                                    Delinquency Rate Event has occurred and the related Spread Rate is less than 1.25%, the "Required Transferor Subordinated Amount" for a Loan Group shall equal the related Required Transferor Subordinated Amount for the immediately preceding
                                    Payment Date.

                                    "Stepdown Date" means, for any class of Class A Notes, the later to occur of (a) the
                                    30th Payment Date and (b) the first Payment Date on which the related Loan Group
                                    Balance has been reduced to 50% or less of the related Loan Group Balance and the amount in the related additional loan account as of the Closing Date.

                                    "Rolling Three Month Delinquency Rate Event" means, with respect to any Collection
                                    Period, the average of the Delinquency Rate for such Collection Period and the two
                                    Collection Periods immediately preceding such Collection Period is greater than
                                    2.50%.

                                    "Delinquency Rate" means, the ratio, stated as a percentage, of (i) the aggregate
                                    Asset Balances of the Mortgage Loans in the related Loan Group that are, as of the close of business of the last day of the related Collection Period, 60 or more days delinquent in payment of principal or interest (including Mortgage Loans that are in foreclosure, bankruptcy, or REO property) to (ii) the aggregate Asset Balances of the Mortgage Loans in the related Loan Group.

                                    "Spread Rate" means with respect to any Payment Date and any class of Notes, the related Excess Spread Percentage minus the related Loss Percentage.

                                    "Excess Spread Percentage" means, for any class of Class A Notes, a percentage equal to (a) the weighted average Loan Rate for the related Mortgage Loans for the related
                                    Collection Period minus (b) the sum of (i) the related Note Rate, (ii) the premium percentage and (iii) the rate on which the Master Servicer is being paid.

                                    "Loss Percentage" for any Payment Date and for any Loan Group means a percentage equal to the product of (a) 12 times (b) the result of (i) the aggregate of the liquidation loss amounts on the related Mortgage Loans during the related Collection
                                    Period divided by (ii) the related Loan Group Balance as of the last day of the related Collection Period.

                                    Each Transferor Interest will be equal to zero on the Closing Date and no Excess
                                    Interest Collections may be applied to pay down the Class A Notes (and consequentially the Transferor Interest will not increase) until the Payment Date occurring in February 2007.

                               3.   Limited Subordination of Transferor Interest. If on any payment date, after application of interest collections on the Notes, funds are insufficient to pay the premium on the note insurance policy for that Loan Group and accrued interest due and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law) on the related class of Notes, then the principal collections from the related Mortgage Loans allocable to the related Transferor
                                    Interest will be applied to cover the insufficiency with respect to that Loan Group and, to the extend required, the other Loan Group.


THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).




[Logo Omitted] Countrywide(R)                                                                          Preliminary Term Sheet for
-----------------------------                                               CWHEQ Revolving Home Equity Loan Trust, Series 2006-G
SECURITIES CORPORATION
  A Countrywide Capital Markets Company
-----------------------------------------------------------------------------------------------------------------------------------



                               4.   Surety Wrap. The Note Insurer will issue a note insurance policy, which will guarantee the timely payment of interest and the ultimate (and in certain instances, periodic) repayment of principal to the holders of the Class A Notes. The policy does not cover payment of Basis Risk Carryforward.

Investor Loss Amounts:         For each Payment Date and a class of Notes is the excess of the principal balance of that class of Notes immediately before the Payment Date over the sum of the related
                               Loan Group Balance and any amount in the related additional loan account as of the last day of the related Collection Period.

Mortgage Loan Balance:         For any Payment Date is the aggregate of the principal balances of the Mortgage Loans as of the last day of the related Collection Period.

Liquidation Loss Amounts:      For any liquidated Mortgage Loan and any Payment Date is the unrecovered principal balance of such Mortgage Loan at the end of the Collection Period in which such Mortgage Loan became a liquidated Mortgage Loan, after giving effect to its net liquidation proceeds.

ERISA Eligibility:             The Class A Notes are expected to be eligible for purchase by benefit plans subject to ERISA or Section 4975 of the Code that qualify under an investor based exemption. Prospective plan investors should review the related prospectus and prospectus supplement and consult with their professional advisors for a more detailed description of these matters prior to investing in the Class A Notes.

SMMEA Treatment:               The Notes will not constitute "mortgage related securities" for purposes of SMMEA.


                               [Discount Margin Tables, Derivative Contract and Collateral Tables to follow]















                                               Discount Margin Tables (%)



THIS INFORMATION IS FURNISHED TO YOU SOLELY BY COUNTRYWIDE SECURITIES CORPORATION AND NOT BY THE ISSUER OR ANY OF ITS
AFFILIATES (OTHER THAN COUNTRYWIDE SECURITIES CORPORATION).


Class 1-A (To Call) (1)
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
          CPR                 22%            25%            35%            40%            45%            50%           52%
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
      DM @ 100-00             14             14             14             14             14             14             14
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       WAL (yr)              4.99           4.26           2.69           2.21           1.85           1.56           1.47
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       MDUR (yr)             4.06           3.54           2.37           1.99           1.69           1.44           1.36
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
   Principal Window
       Beginning             10/06          10/06          10/06          10/06          10/06          10/06         10/06
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
 Principal Window End        08/17          06/16          03/13          03/12          05/11          08/10         05/10
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
    (1)    Based on a 10% draw rate.


Class 1-A (To Maturity) (1)
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
          CPR                  22%            25%           35%            40%            45%           50%            52%
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
      DM @ 100-00              14             14             14            14             14             14            14
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
        WAL (yr)              5.25           4.50           2.88          2.38           2.00           1.70          1.59
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
       MDUR (yr)              4.19           3.67           2.49          2.10           1.79           1.55          1.46
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
    Principal Window
       Beginning              10/06          10/06         10/06          10/06          10/06         10/06          10/06
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
  Principal Window End        03/26          06/24         10/19          01/18          07/16         03/15          09/14
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
(1) Based on a 10% draw rate.


Class 2-A (To Call) (1)
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
          CPR                 22%            25%            35%            40%            45%            50%           52%
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
      DM @ 100-00             14             14             14             14             14             14             14
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       WAL (yr)              5.00           4.26           2.69           2.22           1.85           1.57           1.47
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
       MDUR (yr)             4.06           3.55           2.37           1.99           1.69           1.45           1.36
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
   Principal Window
       Beginning             10/06          10/06          10/06          10/06          10/06          10/06         10/06
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
 Principal Window End        08/17          06/16          03/13          03/12          05/11          08/10         05/10
------------------------ -------------- -------------- -------------- -------------- -------------- -------------- -------------
(1) Based on a 10% draw rate.


Class 2-A (To Maturity) (1)
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
          CPR                  22%            25%           35%            40%            45%           50%            52%
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
      DM @ 100-00              14             14             14            14             14             14            14
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
        WAL (yr)              5.25           4.49           2.88          2.38           2.00           1.70          1.60
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
       MDUR (yr)              4.19           3.67           2.49          2.10           1.80           1.55          1.46
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
    Principal Window
       Beginning              10/06          10/06         10/06          10/06          10/06         10/06          10/06
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
  Principal Window End        02/26          06/24         10/19          12/17          07/16         03/15          09/14
------------------------- -------------- -------------- ------------- -------------- -------------- ------------- --------------
(1) Based on a 10% draw rate.